Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Wyatt Jefferies
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8907
trevor.burns@equifax.com	wyatt.jefferies@equifax.com

ATLANTA, July 24, 2019 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended June 30, 2019.

“The second quarter was a positive step forward for Equifax as we delivered solid financial results while continuing significant investments in our multi-year $1.25 billion EFX 2020 cloud technology and security transformation program.” said Mark W. Begor, Chief Executive Officer of Equifax. “During the quarter, we announced the acquisition of PayNet, a leader in commercial lending data and insights as a part of our focus on expanding our differentiated data assets. Earlier this week, we announced a comprehensive resolution of significant U.S. consumer-related litigation and regulatory investigations arising from the 2017 cybersecurity incident. The settlement is an important step for consumers and Equifax as we move forward from the 2017 cybersecurity incident and focus on investing in our future as a leading data, analytics, and technology company.”

Financial Results Summary

The company reported revenue of $880.0 million in the second quarter of 2019, up slightly compared to the second quarter of 2018 and up 3 percent on a local currency basis.

Net income attributable to Equifax of $66.8 million was down compared to net income attributable to Equifax of $144.8 million in the second quarter of 2018.

Second quarter diluted EPS attributable to Equifax was $0.55, down compared to $1.19 in the second quarter of 2018.

USIS second quarter results

•
Total revenue was up 2 percent at $332.7 million in the second quarter of 2019 compared to $324.6 million in the second quarter of 2018. Operating margin for USIS was 35.4 percent in the second quarter of 2019 compared to 38.9 percent in the second quarter of 2018. Adjusted EBITDA margin for USIS was 45.6 percent in the second quarter of 2019 compared to 47.7 percent in the second quarter of 2018.

•	Online Information Solutions revenue was $246.1 million, up 10 percent compared to the second quarter of 2018.

•	Mortgage Solutions revenue was $35.6 million, down 22 percent compared to the second quarter of 2018.

•	Financial Marketing Services revenue was $51.0 million, down 7 percent compared to the second quarter of 2018.

International second quarter results

•
Total revenue was $229.0 million in the second quarter of 2019, down 9 percent and up slightly compared to the second quarter of 2018 on a reported and local currency basis, respectively. Operating margin for International was 9.9 percent in the second quarter of 2019, compared to 14.8 percent in the second quarter of 2018. Adjusted EBITDA margin for International was 28.6 percent in the second quarter of 2019, compared to 30.5 percent in the second quarter of 2018.

•	Asia Pacific revenue was $75.9 million, down 12 percent compared to the second quarter of 2018 and down 5 percent on a local currency basis.

•	Europe revenue was $66.0 million, down 9 percent compared to the second quarter of 2018 and down 3 percent on a local currency basis.

•	Latin America revenue was $47.6 million, down 12 percent compared to the second quarter of 2018 and up 8 percent on a local currency basis.

•	Canada revenue was $39.5 million, up 5 percent compared to the second quarter of 2018 and up 9 percent on a local currency basis.

Workforce Solutions second quarter results

•
Total revenue was $230.1 million in the second quarter of 2019, an 11 percent increase compared to the second quarter of 2018. Operating margin for Workforce Solutions was 41.6 percent in the second quarter of 2019 compared to 40.4 percent in the second quarter of 2018. Adjusted EBITDA margin for Workforce Solutions was 49.3 percent in the second quarter of 2019 compared to 47.6 percent in the second quarter of 2018.

•	Verification Services revenue was $172.3 million, up 15 percent compared to the second quarter of 2018.

•	Employer Services revenue was $57.8 million, down 1 percent compared to the second quarter of 2018.

Global Consumer Solutions second quarter results

•
Revenue was $88.2 million in the second quarter of 2019, down 7 percent and 6 percent compared to the second quarter of 2018 on a reported and local currency basis, respectively. Operating margin was 14.5 percent in the second quarter of 2019 compared to 20.1 percent in the second quarter of 2018. Adjusted EBITDA margin was 22.9 percent compared to 31.0 percent in the second quarter of 2018.

Adjusted EPS and Adjusted EBITDA Margin

•
Adjusted EPS attributable to Equifax was $1.40 in the second quarter of 2019, down 10 percent compared to the second quarter of 2018. This financial measure for 2019 excludes the foreign currency impacts of Argentina being a highly inflationary economy, PayNet acquisition-related amounts other than acquisition-related amortization, and an accrual for legal matters related to the 2017 cybersecurity incident. The financial measure for both 2019 and 2018 excludes cybersecurity incident related costs, acquisition-related amortization expense, net of associated tax impacts, and income tax effects of stock awards recognized upon vesting or settlement. The financial measure for 2018 excludes adjustments from uncertain tax positions resulting from a settlement with tax authorities, which effect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•
Adjusted EBITDA margin was 33.7 percent in the second quarter of 2019 compared to 35.0 percent in the second quarter of 2018. This financial measure has been adjusted to exclude certain items, including costs related to the cybersecurity incident, PayNet acquisition-related amounts other than acquisition-related amortization, and an accrual for legal matters related to the 2017 cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

Third Quarter and Full Year Guidance

•
For the third quarter of 2019, we expect reported revenue to be between $865 and $880 million, reflecting local currency growth of 4.5% to 6.0%, as compared to the third quarter of 2018, partially offset by an expected almost 1.5% negative impact of foreign exchange. Adjusted EPS is expected to be between $1.41 and $1.46 per share. The impact of foreign exchange on adjusted EPS compared to the third quarter of 2018 is expected to be negative $0.02 per share.

•
We expect full year 2019 reported revenue to be between $3.425 and $3.525 billion, reflecting local currency growth of 2% to 5% compared to 2018, partially offset by an expected 2% negative impact of foreign exchange. Our adjusted EPS guidance range is being adjusted by ($0.03) per share for interest expense related to legal and regulatory settlements, and is now expected to be between $5.57 and $5.77 per share. The impact of foreign exchange on adjusted EPS compared to 2018 is expected to be negative $0.12 per share. We expect revenue to be above the mid-point of the range, and Adjusted EPS to be toward the bottom of the range.

About Equifax

Equifax is a global data, analytics, and technology company and believes knowledge drives progress. The Company blends unique data, analytics, and technology with a passion for serving customers globally, to create insights that power decisions to move people forward.

Headquartered in Atlanta, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor's (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 11,000 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on July 25, 2019 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for costs related to the 2017 cybersecurity incident, acquisition-related amortization expense, net of tax, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, accruals for legal matters related to the 2017 cybersecurity incident, PayNet acquisition-related amounts other than acquisition-related amortization, and the income tax effects of stock awards that are recognized upon vesting or settlement. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our EFX2020 technology and security transformation program, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. Other risk factors include the impact of the 2017 cybersecurity incident and the resulting government investigations, litigation and other impacts on our business and results of operations; potential adverse developments in new and pending legal proceedings or government investigations, including the failure to obtain final approval of our recently-announced agreements to settle our U.S. consumer class action litigation related to the 2017 cybersecurity incident and the investigations of the Federal Trade Commission, the Consumer Financial Protection Bureau (“CFPB”), the Attorneys General of 48 states, the District of Columbia and Puerto Rico, and the New York Department of Financial Services; impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings or government investigations related to the 2017 cybersecurity incident; limitations on our ability to access the capital markets and corresponding effects on our ability to finance our obligations; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the CFPB, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia and the impact of privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF (LOSS) INCOME

	Three Months Ended June 30,
	2019	2018
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$880.0	$876.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	376.9	348.6
Selling, general and administrative expenses	306.8	257.5
Depreciation and amortization	82.5	77.2
Total operating expenses	766.2	683.3
Operating income	113.8	193.6
Interest expense	(27.6)	(26.4)
Other income, net	2.8	2.2
Consolidated income before income taxes	89.0	169.4
Provision for income taxes	(20.7)	(23.3)
Consolidated net income	68.3	146.1
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.5)	(1.3)
Net income attributable to Equifax	$66.8	$144.8
Basic earnings per common share:
Net income attributable to Equifax	$0.55	$1.20
Weighted-average shares used in computing basic earnings per share	120.8	120.3
Diluted earnings per common share:
Net income attributable to Equifax	$0.55	$1.19
Weighted-average shares used in computing diluted earnings per share	122.0	121.4
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$135.8	$223.6
Trade accounts receivable, net of allowance for doubtful accounts of $13.3 and $10.9 at June 30, 2019 and December 31, 2018, respectively	502.6	469.1
Prepaid expenses	97.9	100.0
Other current assets	77.5	109.6
Total current assets	813.8	902.3
Property and equipment:
Capitalized internal-use software and system costs	837.1	684.1
Data processing equipment and furniture	342.4	344.6
Land, buildings and improvements	231.2	216.1
Total property and equipment	1,410.7	1,244.8
Less accumulated depreciation and amortization	(538.2)	(480.0)
Total property and equipment, net	872.5	764.8
Goodwill	4,282.5	4,129.7
Indefinite-lived intangible assets	94.9	94.8
Purchased intangible assets, net	1,104.1	1,099.2
Other assets, net	305.7	162.4
Total assets	$7,473.5	$7,153.2
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$32.3	$4.9
Accounts payable	156.9	175.7
Accrued expenses	213.4	213.2
Accrued salaries and bonuses	98.6	131.0
Deferred revenue	97.1	98.0
Other current liabilities	899.6	204.0
Total current liabilities	1,497.9	826.8
Long-term debt	2,833.3	2,630.6
Deferred income tax liabilities, net	249.9	316.2
Long-term pension and other postretirement benefit liabilities	134.4	139.3
Other long-term liabilities	170.1	84.6
Total liabilities	4,885.6	3,997.5
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at June 30, 2019 and December 31, 2018; Outstanding shares - 120.9 and 120.6 at June 30, 2019 and December 31, 2018, respectively	236.6	236.6
Paid-in capital	1,381.5	1,356.6
Retained earnings	4,135.5	4,717.8
Accumulated other comprehensive loss	(640.0)	(626.3)
Treasury stock, at cost, 67.8 shares and 68.1 shares at June 30, 2019 and December 31, 2018, respectively	(2,564.3)	(2,571.0)
Stock held by employee benefit trusts, at cost, 0.6 shares at June 30, 2019 and December 31, 2018	(5.9)	(5.9)
Total Equifax shareholders’ equity	2,543.4	3,107.8
Noncontrolling interests including redeemable noncontrolling interests	44.5	47.9
Total equity	2,587.9	3,155.7
Total liabilities and equity	$7,473.5	$7,153.2

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2019	2018
(In millions)	(Unaudited)
Operating activities:
Consolidated net (loss) income	$(486.1)	$240.0
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation and amortization	163.1	157.5
Stock-based compensation expense	29.8	20.7
Deferred income taxes	(84.6)	(10.0)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(30.2)	(36.3)
Other assets, current and long-term	34.8	64.5
Current and long term liabilities, excluding debt	621.2	(81.6)
Cash provided by operating activities	248.0	354.8
Investing activities:
Capital expenditures	(208.5)	(118.7)
Acquisitions, net of cash acquired	(234.8)	(30.7)
Investment in unconsolidated affiliates, net	(25.0)	—
Cash used in investing activities	(468.3)	(149.4)
Financing activities:
Net short-term borrowings (repayments)	27.2	(960.2)
Payments on long-term debt	(50.0)	(100.0)
Borrowings on long-term debt	250.0	994.8
Dividends paid to Equifax shareholders	(94.2)	(93.9)
Dividends paid to noncontrolling interests	(4.7)	(8.7)
Proceeds from exercise of stock options	6.1	5.7
Payment of taxes related to settlement of equity awards	(4.6)	(12.6)
Purchase of redeemable noncontrolling interests	—	(21.3)
Debt issuance costs	—	(7.3)
Payment of contingent consideration	—	(1.5)
Cash provided by (used in) financing activities	129.8	(205.0)
Effect of foreign currency exchange rates on cash and cash equivalents	2.7	(9.4)
Decrease in cash and cash equivalents	(87.8)	(9.0)
Cash and cash equivalents, beginning of period	223.6	336.4
Cash and cash equivalents, end of period	$135.8	$327.4

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended June 30,
					Local Currency
Operating revenue:	2019	2018	$ Change	% Change	% Change*
Online Information Solutions	$246.1	$224.1	$22.0	10%
Mortgage Solutions	35.6	45.5	(9.9)	(22)%
Financial Marketing Services	51.0	55.0	(4.0)	(7)%
Total U.S. Information Solutions	332.7	324.6	8.1	2%
Asia Pacific	75.9	86.1	(10.2)	(12)%	(5)%
Europe	66.0	72.3	(6.3)	(9)%	(3)%
Latin America	47.6	54.2	(6.6)	(12)%	8%
Canada	39.5	37.7	1.8	5%	9%
Total International	229.0	250.3	(21.3)	(9)%	—%
Verification Services	172.3	149.3	23.0	15%
Employer Services	57.8	58.3	(0.5)	(1)%
Total Workforce Solutions	230.1	207.6	22.5	11%
Global Consumer Solutions	88.2	94.4	(6.2)	(7)%	(6)%
Total operating revenue	$880.0	$876.9	$3.1	—%	3%
 *Reflects percentage change in revenue conforming 2019 results using 2018 exchange rates.

2. What drove the fluctuation in the effective tax rate?

Our effective income tax rate is 23.3% for the three months ended June 30, 2019 compared to 13.7% for the three months ended June 30, 2018. Our effective tax rate was higher during the second quarter of 2019 as compared to 2018 due to permanent tax differences resulting from the accrual for losses associated with certain legal proceedings and investigations related to the 2017 cybersecurity incident. We computed income taxes for the second quarter of 2019 using the discrete method, applying the actual year-to-date effective tax rate to our pre-tax loss. We believe that this method yields a more reliable income tax calculation for the period due to the uncertainty associated with the estimate of our annual domestic pre-tax book income due to the ongoing litigation, claims, and government investigations related to the 2017 cybersecurity incident.

3. What is the breakdown of the costs related to the September 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer.

In the second quarter of 2019, the Company recorded an accrual of $11.3 million in addition to the $690.0 million recorded in the first quarter of 2019 for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal and professional services expenses. While it is reasonably possible that losses exceeding the amount accrued will be incurred, it is not possible at this time to estimate the additional possible loss in excess of the amount already accrued that might result from adverse judgments, settlements, penalties or other resolution of the proceedings and investigations related to the 2017 cybersecurity incident based on a number of factors, such as the various stages of these proceedings and investigations, that alleged damages have not been specified or are uncertain, the uncertainty as to the certification of a class or classes and the size of any certified class, as applicable, and the lack of resolution on significant factual and legal issues. The ultimate amount paid on these actions, claims and investigations in excess of the amount already accrued could be material to the Company’s consolidated financial condition, results of operations, or cash flows in future periods.

We recorded $92.8 million ($69.6 million, net of tax) and $36.3 million ($27.3 million, net of tax) for the second quarter of 2019 and 2018, respectively, for costs related to the 2017 cybersecurity incident, incremental information technology and data security costs, and the accrual for legal matters related to the 2017 cybersecurity incident. The components of the costs are as follows:

(In millions)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
Accrual for legal matters related to the 2017 cybersecurity incident	$11.3	$—
2017 cybersecurity incident related costs:
Technology and data security	68.9	54.9
Legal and investigative fees	12.4	16.4
Product liability	0.2	—
Insurance recoveries	—	(35.0)
Total	$92.8	$36.3

The $68.9 million and $54.9 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, data security, and the costs of development and launch of Lock and Alert™. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $12.4 million and $16.4 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident. The $0.2 million of product liability costs include the expected costs of fulfillment of TrustedID® Premier and support of consumers using TrustedID® Premier. Additionally, in 2018, the Company extended the free credit file monitoring services for impacted consumers using the free TrustedID® Premier service by providing them the opportunity to enroll in Experian® IDNotify™ at no cost for an additional twelve months.
Since the announcement of the cybersecurity incident in September 2017, we have incurred a total of $1,444.8 million of costs related to the incident, incremental technology and data security costs, and an accrual for losses associated with legal proceedings and government investigations related to the 2017 cybersecurity incident.
We expect 2017 cybersecurity incident related costs for the remainder of 2019 to be less than the levels incurred in 2018. 2017 cybersecurity incident related costs do not include the accrual for legal proceedings and government investigations related to the 2017 cybersecurity incident, as further described in the Notes to the reconciliations of this release.
At the time of the 2017 cybersecurity incident, we had $125.0 million of cybersecurity insurance coverage, above a $7.5 million deductible, to limit our exposure to losses such as those related to this incident. Since the announcement of the 2017 cybersecurity incident, we have received the maximum reimbursement under the insurance policy of $125.0 million, all of which was received prior to 2019.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, an accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, PayNet acquisition-related amounts other than acquisition-related amortization, the income tax effect of stock awards recognized upon vesting or settlement, adjustments for uncertain tax positions, and income tax adjustments:

	Three Months Ended June 30,
(In millions, except per share amounts)	2019	2018	$ Change	% Change
Net income attributable to Equifax	$66.8	$144.8	$(78.0)	(54)%
Acquisition-related amortization expense of certain acquired intangibles (1)	35.7	39.2	(3.5)	(9)%
Accrual for legal matters related to the 2017 cybersecurity incident (2)	11.3	—	11.3	nm
2017 cybersecurity incident related costs (3)	81.5	36.3	45.2	125%
PayNet acquisition-related amounts other than acquisition-related amortization (4)	6.3	—	6.3	nm
Adjustments for uncertain tax positions (5)	—	(14.1)	14.1	(100)%
Income tax effects of stock awards that are recognized upon vesting or settlement (6)	(0.8)	(1.9)	1.1	(100)%
Tax impact of adjustments (7)	(30.0)	(15.2)	(14.8)	97%
Net income attributable to Equifax, adjusted for items listed above	$170.8	$189.1	$(18.3)	(10)%
	$1.40	$1.56	$(0.16)	(10)%
Weighted-average shares used in computing diluted EPS	122.0	121.4

nm - not meaningful

(1)
During the second quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.7 million ($30.4 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.3 million of tax is comprised of $9.3 million of tax expense net of $4.0 million of a cash income tax benefit. During the second quarter of 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $39.2 million ($33.0 million, net of tax). The $6.2 million of tax is comprised of $10.1 million of tax expense net of $3.9 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)
During the second quarter of 2019, we recorded an accrual of $11.3 million ($9.9 million, net of tax) for estimated losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(3)
During the second quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.5 million ($59.7 million, net of tax). During the second quarter of 2018, we recorded $36.3 million ($27.3 million, net of tax) for costs related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(4)
During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

(5)
During the second quarter of 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from a settlement with tax authorities for the 2016 and 2017 tax years. See the Notes to this reconciliation for additional detail.

(6)
During the second quarter of 2019, we recorded a tax benefit of $0.8 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the second quarter of 2018, we recorded a tax benefit of $1.9 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(7)
During the second quarter of 2019, we recorded the tax impact of adjustments of $30.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.3 million ($9.3 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $1.4 million related to a legal matter, (iii) a tax adjustment of $21.8 million related to expenses for the 2017 cybersecurity incident, and (iv) a tax adjustment of $1.5 million for PayNet acquisition-related amounts other than acquisition-related amortization.

During the second quarter of 2018, we recorded the tax impact of adjustments of $15.2 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $6.2 million ($10.1 million of tax expense net of $3.9 million of cash income tax benefit) and (ii) a tax adjustment of $9.0 million related to expenses for the 2017 cybersecurity incident.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, an accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, PayNet acquisition-related amounts other than acquisition-related amortization, and presentation of adjusted EBITDA margin:

	Three Months Ended June 30,
(in millions)	2019	2018	$ Change	% Change
Revenue	$880.0	$876.9	$3.1	—%
Net income attributable to Equifax	$66.8	$144.8	$(78.0)	(54)%
Income taxes	20.7	23.3	(2.6)	(11)%
Interest expense, net*	27.1	25.3	1.8	7%
Depreciation and amortization	82.5	77.2	5.3	7%
Accrual for legal matters related to the 2017 cybersecurity incident (1)	11.3	—	11.3	nm
2017 cybersecurity incident related costs (2)	81.5	36.3	$45.2	125%
PayNet acquisition-related amounts other than acquisition-related amortization (3)	6.3	—	6.3	nm
Adjusted EBITDA, excluding the items listed above	$296.2	$306.9	$(10.7)	(3)%
Adjusted EBITDA margin	33.7%	35.0%

nm - not meaningful
*Excludes interest income of $0.5 million in 2019 and $1.1 million in 2018.

(1)
During the second quarter of 2019, we recorded a $11.3 million ($9.9 million, net of tax) for estimated losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(2)
During the second quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.5 million ($59.7 million, net of tax). During the second quarter of 2018, we recorded $36.3 million ($27.3 million, net of tax) for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail

(3)
During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, an accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, realignment of internal resources, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended June 30, 2019
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense*	Total

Revenue	$332.7	$229.0	$230.1	$88.2	—	$880.0
Operating Income	117.9	22.7	95.6	12.8	(135.2)	113.8
Depreciation and Amortization	20.5	29.3	13.7	3.6	15.4	82.5
Other income/(expense), net**	0.8	3.8	—	—	(2.3)	2.3
Noncontrolling interest	—	(1.5)	—	—	—	(1.5)
Adjustments (1)	12.6	11.3	4.0	3.7	67.5	99.1
Adjusted EBITDA	$151.8	$65.6	$113.3	$20.1	$(54.6)	$296.2
Operating Margin	35.4%	9.9%	41.6%	14.5%	nm	12.9%
Adjusted EBITDA Margin	45.6%	28.6%	49.3%	22.9%	nm	33.7%

nm - not meaningful
*General Corporate Expense includes non-recurring adjustments of $67.5 million.
**Excludes interest income of $0.4 million in International and $0.1 million in General Corporate Expense.

(In millions)	Three Months Ended June 30, 2018
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense*	Total

Revenue	$324.6	$250.3	$207.6	$94.4	—	$876.9
Operating Income	126.3	37.0	83.9	19.0	(72.6)	193.6
Depreciation and Amortization	20.7	29.1	11.1	3.7	12.6	77.2
Other income/(expense), net**	0.9	2.7	—	—	(2.5)	1.1
Noncontrolling interest	—	(1.3)	—	—	—	(1.3)
Adjustments (1)	7.0	8.9	3.8	6.5	10.1	36.3
Adjusted EBITDA	$154.9	$76.4	$98.8	$29.2	$(52.4)	$306.9
Operating Margin	38.9%	14.8%	40.4%	20.1%	nm	22.1%
Adjusted EBITDA Margin	47.7%	30.5%	47.6%	31.0%	nm	35.0%

nm - not meaningful
*General Corporate Expense includes non-recurring adjustments of $10.1 million.
**Excludes interest income of $1.1 million in International.

(1)
During the second quarter of 2019, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.5 million ($59.7 million, net of tax), $11.3 million ($9.9 million, net of tax) for an accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses, and $6.3 million ($4.8 million, net of tax) for integration costs for acquisitions.

During the second quarter of 2018, we recorded $36.3 million ($27.3 million, net of tax) for expenses related to the 2017 cybersecurity incident.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - We recorded $81.5 million ($59.7 million, net of tax) and $36.3 million ($27.3 million, net of tax) during the second quarter of 2019 and 2018, respectively, associated with the costs to investigate the 2017 cybersecurity incident, legal fees to respond to subsequent litigation and government investigations, costs to deliver the free product offering made to all U.S. consumers and incremental costs to transform our information technology, data security, and infrastructure. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident does not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident, which is described below under “accrual for legal matters related to the 2017 cybersecurity incident.”

PayNet acquisition related amounts for transaction expenses incurred as a direct result of the acquisition - During the second quarter of 2019, we recorded $6.3 million ($4.8 million, net of tax) for PayNet acquisition related amounts other than acquisition-related amortization which was primarily related to transaction costs resulting from the acquisition and was recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended June 30, 2019, since a charge of such amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the second quarter of 2019, we recorded a tax benefit of $0.8 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the second quarter of 2018, we recorded a tax benefit of $1.9 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended June 30, 2019 because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Accrual for legal matters related to the 2017 cybersecurity incident - During the second quarter of 2019, we recorded an accrual of $11.3 million ($9.9 million, net of tax) accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, exclusive of our legal and professional services expenses. While it is reasonably possible that losses exceeding the amount accrued will be incurred, it is not possible at this time to estimate the additional possible loss in excess of the amount already accrued that might result from adverse judgments, settlements, penalties or other resolution of the proceedings and investigations related to the 2017 cybersecurity incident. The ultimate amount paid on these actions, claims and investigations in excess of the amount already accrued could be material to the Company’s consolidated financial condition, results of operations, or cash flows in future periods. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended June 30, 2019, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments for uncertain tax positions - During the second quarter of 2018, we recorded a tax benefit of $14.1 million related to adjustments from uncertain tax positions resulting from a settlement with tax authorities for the 2016 and 2017 tax years. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended June 30, 2018 because a benefit of such an amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax's historical performance and is useful when planning, forecasting, and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.